CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm in the Registration Statement on Form N-1A of The Copeland Trust with respect to the Copeland International Small Cap Fund.

/s/TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

December 23, 2021